Calculation of Filing Fee Tables
S-3
ASCENT INDUSTRIES CO.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,810.00
Offering Note
[1]	Also includes an indeterminate number of shares of common stock, preferred stock or debt securities as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Pursuant to Item 16, Instruction 2.A.ii.b of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per security, and proposed maximum aggregate offering price. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. Includes consideration received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities. May consist of one or more series of senior or subordinated debt. Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and purchase contracts.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date